UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On March 29, 2007, CBS Corporation (“the Company”) entered into a new employment agreement with Susan C. Gordon, effective as of March 1, 2007, which provides that Ms. Gordon will continue to serve as the Company’s Senior Vice President, Controller and Chief Accounting Officer through February 28, 2010.

Pursuant to the terms of the employment agreement, Ms. Gordon’s annual base salary is $788,200, which may be increased during the employment term in the Company’s sole discretion, and her annual target bonus is 50% of her salary. Ms. Gordon is eligible to receive annual grants of long-term incentive compensation, as determined by the Compensation Committee of the Board of Directors of the Company, having a target value of $1,100,000. Ms. Gordon’s employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company’s ownership of work product and requiring cooperation in litigation, as well as other covenants, during her employment and for specified periods after the termination of employment.

In the event of Ms. Gordon’s termination of employment by the Company without “cause” or for “good reason” (as these terms are defined in her employment agreement) during the employment term, Ms. Gordon is entitled to receive her salary, target bonus and certain benefits for 18 months, subject to mitigation after the first six months. Further, in such event, stock options granted to Ms. Gordon that would have vested on or before the end of an 18 month period after her termination will accelerate and vest immediately on the date of termination and will continue to be exercisable until the earlier of 18 months following the termination date or their expiration date. Stock options that had already vested by the date of such termination will be exercisable for an 18 month period after the termination date, or in the event that Ms. Gordon qualifies for “Retirement” as set forth in the Company’s Long-Term Management Incentive Plan, then for such longer period as provided therein, provided that in no event shall the exercise period extend beyond their expiration date. All restricted shares and all restricted share units subject to a performance goal granted to Ms. Gordon that would have vested on or before the end of an 18 month period following termination shall accelerate and vest immediately on the date of termination. All restricted share units that were not subject to a performance goal that would otherwise have vested on or before the 18 month period following termination shall accelerate and vest immediately on the date of termination, provided that in no event shall such restricted share units vest in less than three years.

The foregoing description of the terms of Ms. Gordon’s employment is qualified in its entirety by reference to the employment agreement, dated as of March 1, 2007, between the Company and Susan C. Gordon which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:
Exhibit Number	Description of Exhibit
10	Employment Agreement, dated as March 1, 2007, between the Company and Susan C. Gordon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)
By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Date: April 4, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
10	Employment Agreement, dated as March 1, 2007, between the Company and Susan C. Gordon